As filed with the Securities and Exchange Commission on ____________
                                                       Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------
                                 STORA ENSO OYJ
             (Exact Name of Registrant as Specified in Its Charter)

                                 --------------
                             STORA ENSO CORPORATION
                 (Translation of Registrant's Name Into English)

  Republic of Finland              26                      98-0373120
  (State or Other          (Primary Standard            (I.R.S. Employer
  Jurisdiction of          Industrial Classification    Identification Number)
  Incorporation or         Code Number)
   Organization)
                                  Kanavaranta 1
                                  P.O. Box 309
                                 00101 Helsinki,
                                     Finland
                                011-358-2046-131
              (Address of Registrant's Principal Executive Offices)

                                SENA 401(k) Plan
                       SENA 401(k) Plan for Union Members
                   SENA 401(k) Plan for Kimberly Union Members


                            (Full Title of the Plans)

                                 Carl H. Wartman
                    Secretary, Stora Enso North America Corp.
                                  P.O Box 8050
                     Wisconsin Rapids, Wisconsin 54495-8050
                                 (715) 422-3111
           (Name, Address, and Telephone Number of Agent for Service)


                           Copy of communications to:

                           Deborah E. Kurtzberg, Esq.
                       Cleary, Gottlieb, Steen & Hamilton
                                One Liberty Plaza
                            New York, New York 10006
                                 (212) 225-2000


                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                                                 Proposed maximum
            Title of securities            Amount to be       Proposed maximum      aggregate
              to be registered             registered (2)(3)  offering price         offering       Amount of
                                                                per share (4)        price (4)   registration fee
-----------------------------------------------------------------------------------------------------------------
   Series R shares without nominal value   6,500,000             $12.29           $79,885,000        $6,462.70
   of Stora Enso Oyj (the "Shares") (1)
-----------------------------------------------------------------------------------------------------------------

(1) American Depositary Receipts (each an "ADR") evidencing American Depositary Shares (each an "ADS") issuable on deposit of the Shares registered hereunder have been registered under a separate registration statement on Form F-6 (Registration No. 333-12348). Each ADS constitutes one Share.
(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.
(3) Together with an indeterminate number of additional Shares that may be necessary to adjust the number of Shares reserved for issuance pursuant to the Plans in the event of a stock split, stock dividend or similar adjustment of the outstanding Shares.
(4) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the ADRs evidencing the Shares as reported on the New York Stock Exchange on September 22, 2003.

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         Not required to be filed with the Securities and Exchange Commission (the "Commission").

Item 2.  Registrant Information and Employee Plan Annual Information.

         Not required to be filed with the Commission.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents previously filed with the Commission by Stora Enso Oyj (the "Registrant") and the SENA 401(k) Plan, the SENA 401(k) Plan for Union Members and the SENA 401(k) Plan for Kimberly Union Members (together, the "Plans") are incorporated by reference herein and made a part hereof:

         (a) The Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 2002, filed with the Commission on June 25, 2003;

         (b) The Registrant's Current Reports on Form 6-K furnished to the Commission on January 9, 16 and 31, 2003; February 6, 12 and 21, 2003; March 21 and 25, 2003; April 1, 16 and 30, 2003; May
                  2 and 9, 2003; June 17, 2003; July 8, 16 and 25, 2003; August
                  7, 15, 26 and 27, 2003; and September 16, 23 and 24, 2003;

         (c) The description of the Registrant's Series R shares without nominal value (the "Shares") and American Depositary Shares ("ADSs") contained in the Registrant's Registration Statement on Form F-4, filed with the Commission on July 26, 2000;

         (d) The Annual Reports on Form 11-K of the SENA 401(k) Plan for the fiscal years ended December 31, 2000, December 31, 2001, and December 31, 2002, filed with the Commission on September 29, 2003;

         (e) The Annual Reports on Form 11-K of the SENA 401(k) Plan for Union Members for the fiscal years ended December 31, 2000, December 31, 2001, and December 31, 2002, filed with the Commission on September 29, 2003;

         (f) The Annual Report on Form 11-K of the SENA 401(k) Plan for Kimberly Union Members for the fiscal year ended December 31 2002, filed with the Commission on September 29, 2003; and

         (g) All other reports filed or furnished by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2002.

         All reports and other documents subsequently filed by the Registrant or a Plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports or other documents.

         Any statements contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Under Finnish corporate law, directors may become personally liable to the corporation for damages caused to shareholders based on negligence or intentional acts. Personal liability to a third party, including creditors, employees and contractors of the company, requires, in addition to negligence or an intentional act, a breach of a provision of the Finnish corporate law or the corporation's articles of association. Under Finnish law, directors and officers must discharge their duties with that degree of care and skill that an "ordinary prudent person" would exercise under similar circumstances in like position, and breach of this standard constitutes negligence. Courts will not second guess the business judgments of directors and officers if exercised in good faith on the basis of available information.

         Finnish corporate law does not address the question of whether a company may in advance agree to indemnify its directors and officers for costs and expenses incurred by them as a result of suits or claims arising out of their past or future service to the company. Market practice in Finland has been not to include any specific indemnity provisions in the articles of association of publicly listed companies, but rather to retroactively discharge the directors and officers of the company from any and all liabilities relating to their activities on behalf of the company by proposing resolutions to that effect for the consideration of shareholders at the annual meeting and through establishment of directors and officers insurance plans. Adoption of a resolution in favor of indemnification by the shareholders prevents the company from bringing a lawsuit against the director or officer based on facts that the company or the shareholders were aware of at the time of the adoption of the resolution. However, shareholders may bring a suit against the officers or directors in the name of the company based on the facts they were not aware of at the time of the adoption of the resolution. In addition, shareholders may, despite the adoption of the resolution, bring a suit in the name of the company if a director of officer has caused damage directly to the shareholders.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         (a) Exhibits. See the Exhibit Index immediately following the signature page hereto.

         (b) Undertaking. The undersigned Registrant hereby undertakes that it will submit or has submitted the Plans and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and will make or has made all changes required by the IRS in order to qualify the Plans under Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned , thereunto duly authorized, in Helsinki, Finland on the 29th day of September 2003.

                                STORA ENSO CORPORATION


                                By:    /s/ Esko Makelainen
                                       -----------------------------------------
                                Name:  Esko Makelainen
                                Title: Senior Executive Vice President, Finance,
                                       Accounting and Legal Affairs, and Chief
                                       Financial Officer



                                By:    /s/ Jyrki Kurkinen
                                       -----------------------------------------
                                Name:  Jyrki Kurkinen
                                Title: General Counsel

                                POWER OF ATTORNEY

          Each director and executive officer of Stora Enso Oyj whose signature appears below constitutes and appoints Esko Makelainen and Jyrki Kurkinen, and each of them, with full power to act without the other, as his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign on his or her behalf any or all amendments (including post-effective amendments), supplements to this Registration Statement and any registration statements filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933 relating thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or substitutes may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by each of the following persons in the capacities and on the dates indicated.

     Signature                      Title                          Date
     ---------                      -----                          ----

/s/ Jukka Harmala
--------------------
   Jukka Harmala      Chief Executive Officer, Director      September 29, 2003
                        (Principal Executive Officer)
/s/ Esko Makelainen
--------------------
  Esko Makelainen     Senior Executive Vice President,       September 29, 2003
                        Finance, Accounting and Legal
                    Affairs, and Chief Financial Officer
                        (Principal Financial Officer)
/s/ Bo Ericksson
--------------------
    Bo Ericksson      Controller (Principal Accounting       September 29, 2003
                                  Officer)
/s/ Claes Dahlback
--------------------
   Claes Dahlback            Chairman, Director              September 29, 2003

/s/ Krister Ahlstrom
--------------------
  Krister Ahlstrom         Vice Chairman, Director           September 29, 2003

/s/ Barbara Kux
--------------------
    Barbara Kux                   Director                   September 29, 2003

/s/ Harald Einsmann
--------------------
  Harald Einsmann                 Director                   September 29, 2003

/s/ Bjorn Hagglund
--------------------
   Bjorn Hagglund      Deputy Chief Executive Officer,       September 29, 2003
                                  Director
/s/ Ikka Niemi
--------------------
     Ikka Niemi                   Director                   September 29, 2003

/s/ Paavo Pitkanen
--------------------
   Paavo Pitkanen                 Director                   September 29, 2003

/s/ Jan Sjoqvist
--------------------
    Jan Sjoqvist                  Director                   September 29, 2003

/s/ Marcus Wallenberg
--------------------
 Marcus Wallenberg                Director                   September 29, 2003

/s/ George W. Mead
--------------------
   George W. Mead                 Director                   September 29, 2003

/s/ Carl Wartman
--------------------
    Carl Wartman     Secretary, Stora Enso North America     September 29, 2003
                     Corp. (Authorized Representative in
                             the United States)




          The Plans. Pursuant to the requirements of the Securities Act of 1933, the administrator of the Plans have duly caused this Registration Statement to be signed on behalf of the Plans by the undersigned, thereunto duly authorized, in Wisconsin Rapids, Wisconsin, United States of America on the 29th day of September 2003.


                                         SENA 401(k) Plan
                                         SENA 401(k) Plan for Union Members
                                         SENA 401(k) for Kimberly Union Members


                                         By:      /s/ Dawn E. Neuman
                                                  ------------------------------
                                         Name:    Dawn E. Neuman
                                         Title:   Member, Administrative Board

                                  EXHIBIT INDEX

  Exhibit No.                             Description                            Method of Filing
  -----------                             -----------                            ----------------

4.1              SENA 401(k) Plan - As Amended and Restated Effective January    Filed herewith
                 1, 2001

4.2              First Amendment to the SENA 401(k) Plan - Executed December     Filed herewith
                 17, 2002

4.3              Second Amendment to the SENA 401(k) Plan - Executed December    Filed herewith
                 17, 2002

4.4              Third Amendment to the SENA 401(k) Plan - Executed May 1,       Filed herewith
                 2003

4.5              SENA 401(k) Plan for Union Members - As Amended and Restated    Filed herewith
                 Effective January 1, 2001

4.6              First Amendment to the SENA 401(k) Plan for Union Members -     Filed herewith
                 Executed December 17, 2002

4.7              Second Amendment to the SENA 401(k) Plan for Union Members -    Filed herewith
                 Executed December 17, 2002

4.8              Third Amendment to the SENA 401(k) Plan for Union Members -     Filed herewith
                 Executed May 1, 2003

4.9              SENA 401(k) for Kimberly Union Members - As Amended and         Filed herewith
                 Restated Effective January 1, 2001

4.10             First Amendment to the SENA 401(k) Plan for Kimberly Union      Filed herewith
                 Members - Executed December 17, 2002

4.11             Second Amendment to the SENA 401(k) Plan for Kimberly Union     Filed herewith
                 Members - Executed December 17, 2002

4.12             Third Amendment to the SENA 401(k) Plan for Kimberly Union      Filed herewith
                 Members - Executed May 1, 2003

4.13             Articles of Association of Stora Enso Oyj (English              Incorporated by reference to Exhibit
                 translation)                                                    1.1 to the Annual Report on Form 20-F
                                                                                 for the fiscal year ended December
                                                                                 31, 2002, filed on June 25, 2003

4.14             Deposit Agreement, dated as of August 24, 2000 by and among     Incorporated by reference to Exhibit
                 Stora Enso Oyj, Citibank, N.A., as Depositary, and Holders      4.1 to the Registration Statement on
                 and Beneficial Owners of American Depositary Shares             Form F-4 filed on July 26, 2000
                 represented by American Depositary Receipts issued thereunder.

23               Consent of PricewaterhouseCoopers Oy                            Filed herewith

24               Power of Attorney                                               Included on the signature page